Exhibit 5 and 23.1

                  LANIER FORD SHAVER & PAYNE P.C.
                           P.O. Box 2087
                     Huntsville, Alabama 35804
                          (256) 533-1100

                           June 27, 2000
Board of Directors
Intergraph Corporation
One Madison Industrial Park
Huntsville, Alabama  35894-0001

Ladies and Gentlemen:

      As counsel for Intergraph Corporation, a Delaware corporation (the "Company"), we are familiar with the records of the proceedings by which it was organized, the records of the proceedings by which its Certificate of Incorporation has from time to time been amended, the records of the proceedings by which the shares of its common stock have from time to time been issued, the proceedings by which the 2000 Intergraph Corporation Employee Stock Purchase Plan (herein called the "Plan") was authorized and adopted by the Board of Directors of the Company, and the proceedings by which the Plan was authorized and approved by the stockholders of the Company.

      We have also reviewed such documents and records as we have deemed necessary to enable us to express an informed opinion with respect to the matters covered hereby.

      Based upon the foregoing, we are of the opinion that the 3,000,000 shares of common stock of the par value of ten cents ($.10) each of the Company that may be issued and sold from time to time upon the exercise of options granted in accordance with the Plan will be duly authorized for issuance and will, when issued, sold and paid for in accordance with the Plan and for a price not less than ten cents ($.10) per share, be validly issued, fully paid and nonassessable, and no personal liability will attach to the holders thereof under the laws of the State of Delaware in which the Company is incorporated and in the State of Alabama in which its principal place of business is located.

      We hereby consent to the use of our name in the Registration Statement (Form S-8), pertaining to the Plan as counsel who has passed upon the legality of the shares of common stock that may be issued and sold under the Plan and to the use of this opinion as a part of such Registration Statement as required by Section 7 of the Securities Act of 1933, as amended.

                         Sincerely,

                         LANIER FORD SHAVER & PAYNE P.C.



                         By:     /s/ John R. Wynn
                            -----------------------
                                 John R. Wynn
                                 Member-Shareholder
JRW/sb